EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Perry Ellis International, Inc. on Form S-2 of our report dated March 12, 1999 (May 11, 1999 as to Note 10) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Saul L. Claw & Co., P.C.
Certified Public Accountants

October 11, 1999